Exhibit 10.1

AMENDMENT NO. 10 TO LOAN AGREEMENT

THIS AMENDMENT NO. 10 TO LOAN AGREEMENT (this “Amendment”), dated and effective as of March 31, 2009, is entered into by and between Union Bank, N.A. (formerly known as Union Bank of California, N. A.; “Bank”) and Crocs, Inc., a Delaware corporation (“Borrower”), with reference to the following facts:

RECITALS

A. Borrower and Bank are parties to that certain Loan Agreement, dated as of May 8, 2007 (as heretofore amended, the “Loan Agreement”), pursuant to which Bank has provided Borrower with certain credit facilities.

B. Borrower has requested that Bank amend the Loan Agreement as set forth below.

C. Bank is willing to grant such amendment on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the amendment and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Initially capitalized terms used in this Amendment (including without limitation in the recitals hereto) without definition shall have the respective meanings given thereto in the Loan Agreement.

2. The sentence in Section 1.1.1 of the Loan Agreement which reads as follows: The Committed Loan shall be repaid on or before April 2, 2009, at which time all unpaid principal and interest on the Committed Loan shall be due and payable, hereby is amended and restated in its entirety to read as follows: “The Committed Loan shall be repaid on or before September 30, 2009, at which time all unpaid principal and interest on the Committed Loan shall be due and payable.”

3. Notwithstanding anything in the Loan Agreement to the contrary, the amount of the Committed Loan shall be reduced as follows:

Date	Amount of Committed Loan
Date of this Amendment	$19,800,000
4/30/09	$18,800,000
6/1/09	$17,800,000
7/1/09	$14,800,000
7/31/09	$11,800,000
8/31/09	$7,800,000

4. Section 4.5 of the Loan Agreement hereby is amended by the addition of a new Subsection 4.5(ii) to read as follows:

“(ii) Within forty-five (45) days after the end of each calendar month commencing with the month ending April 30, 2009, Borrower’s consolidated and consolidating financial statements including, but not limited to, the balance sheet, income statement and inventory turn information.”

5.             A new Section 4.14 hereby is added to the Loan Agreement to read as follows:

“4.14 Review of Financial Statements and Current Assets. Anytime after June 30, 2009, upon the request of Bank, Borrower agrees to engage, at its own expense, an advisor or advisors chosen by Bank to perform a review of Borrower’s projected financial statements, including its projected cash flow, and a review and valuation of Borrower’s current assets.”

6.             The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)           Bank shall have received an original of this Amendment, duly executed by Borrower;

(b)           Borrower shall have executed and delivered to Bank the Commercial Promissory Note (Reference Rate) and such other documents and instruments as Bank may reasonably request;

(c)           Borrower shall make a principal payment to Bank in an amount equal to $1,621,500; and

(d)           Borrower shall have paid Bank all legal fees and expenses incurred in connection with this Amendment, which may be debited from any of Borrower’s accounts with Bank.

7.             All representations and warranties made in the Loan Agreement or in any other documents or instruments relating thereto, including without limitation any Loan Documents furnished in connection with this Amendment, after giving effect to this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and nothing shall affect the representations and warranties or the right of Bank to rely thereon.

8.             Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement as amended by this Amendment.

9.             The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of this Amendment, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

10.           The Loan Agreement and the other Loan Documents remain in full force and effect and Borrower hereby ratifies and confirms its agreements and covenants contained therein. Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default exists as of the date hereof.

11.           Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.           THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

13.           This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

14.           This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

15.           THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND BORROWER AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND BORROWER.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CROCS, INC.

By:	/s/ Russ Hammer
Printed Name:	Russ Hammer
Title:	Chief Financial Officer

UNION BANK, N. A.

By:	/s/ Michael J. Campbell
Printed Name:	Michael J. Campbell
Title:	Vice President

[Signature Page to Amendment No. 10 to Loan Agreement]

Acknowledged and Agreed:

JPMORGAN CHASE BANK, NA

By:	/s/ Brian McDougal
Printed Name:	Brian McDougal
Title:	Vice President

[Acknowledgement Page to Amendment No. 10 to Loan Agreement]

COMMERCIAL PROMISSORY NOTE (REFERENCE RATE)

Debtor Name

Crocs, Inc., a Delaware Corporation

Debtor Address	Office	Loan Number
	40061	163-151-024-2
6328 Monarch Park Place
Niwot, CO 80503	Maturity Date	Amount
	September 30, 2009	$19,800,000.00

$19,800,000.00	Date March 31, 2009

FOR VALUE RECEIVED, the undersigned (“Debtor”) promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. (“Bank”), as indicated below, the principal sum of NINETEEN MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($19,800,000.00), together with interest on the balance of such principal from time to time outstanding at the per annum rate or rates and at the times set forth below.

At any time prior to the maturity of this note, subject to the provisions of paragraph 5, below, Debtor may repay but not reborrow hereunder so long as the total outstanding at any one time does not exceed the maximum amount then available to be borrowed hereunder as set forth above or in paragraph 1, below.

1.             PAYMENTS. Debtor shall pay (x) accrued but unpaid interest on the first day of each month (commencing April 1, 2009), and (y) principal payments sufficient to reduce the outstanding principal balance to (i) $18,800,000.00 by April 30, 2009, (ii) $17,800,000.00 by June 1, 2009, (iii) $14,800,000.00 by July 1, 2009, (iv) $11,800,000.00 by July 31, 2009, and (v) $7,800,000.00 by August 31, 2009. Debtor shall pay all remaining principal and accrued but unpaid interest on September 30, 2009 (the “Termination Date”). Should interest not be paid when due it shall become part of the principal and bear interest as herein provided. If any interest rate defined in this note ceases to be available for any reason, then said interest rate shall be replaced by the rate then offered by Bank which, in the sole discretion of Bank, most closely approximates the unavailable rate.

Debtor shall pay all amounts due under this note in lawful money of the United States to Bank at P.O. Box 30115, Los Angeles, CA 90030-0115, or at such other office as may be designated by Bank from time to time.

2.                                      INTEREST RATE.

(a)           VARIABLE INTEREST RATE. All principal outstanding hereunder shall bear interest at the per annum rates set forth on Annex I attached hereto.

(b)           INTEREST RATE COMPUTATIONS. All computations of interest under this note shall be made on the basis of a year of 360 days for actual days elapsed.

3.             LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

4.             INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law. interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 2 (b), above, calculated from the date of default until all amounts payable under this note are paid in full.

5.             PREPAYMENT.

(a)           Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium.

(b)           All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

(c)           Bank shall provide Debtor a statement of the amount payable on account of prepayment.

DEBTOR INITIAL HERE:

6.             DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the “Obligor”) under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor’s debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor’s creditors; (f) the appointment, or commencement of any proceeding for the appointment of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor’s property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (1) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure. Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

7.             ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel and legal staff) incurred by Bank in the negotiation, documentation and modification of this note and all related documents and in the collection

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or enforcement of any amount outstanding hereunder. Debtor and any Obligor, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term “Debtor” includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank’s schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors and assigns, hereby consent to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consent to service of process by any means authorized by said state s law. The term “Bank” includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

8.             DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: “Business Day” means a day on which Bank is open for business for the funding of corporate loans. “Reference Rate” means the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

9.             SUPERSESSION OF PRIOR NOTE. This note supersedes and replaces that certain Commercial Promissory Note (Base Rate) in a principal amount not to exceed $22,421,500.00, dated February 13, 2009, executed by Debtor to the order of Bank.

DEBTOR:

Crocs, Inc., a Delaware corporation

By:	/s/ Russ Hammer

Title:	Chief Financial Officer

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ANNEX I

All principal outstanding hereunder shall bear interest at the rates corresponding to the principal balances (and levels) set forth below:

Level	Outstanding principal balance	Per annum interest rate
I	≥ $18,000,000	8.00% above the Reference Rate
II	< $18,000,000	7.00% above the Reference Rate
III	< $15,000,000	6.00% above the Reference Rate
IV	< $12,000,000	5.00% above the Reference Rate

provided, however, that (x) no decrease in interest rate will take effect unless Borrower s borrowing base is equal to or greater than $25,000,000 as determined by Bank in its reasonable discretion with reference to the most recent weekly borrowing base certificate delivered to Bank by Borrower, and (y) if at any time Bank reasonably determines that Borrower s borrowing base is less than $25,000,000, the effective interest rate will revert to the preceding interest rate level through such time as Bank reasonably determines Borrower’s borrowing base again equals or is greater than $25,000,000.